SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 27, 2003

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events

On February 27, 2003, ONEOK, Inc. (the “Company”) announced earnings guidance for 2003 of $2.40 to $2.45 per share of common stock, excluding the effect of the EITF 02-3 accounting change. EITF 02-3 requires certain energy-related contracts, which have been accounted for at fair value, to be accounted for on an accrual basis. This will result in going from mark-to-market accounting to accrual accounting. The impact of EITF 02-3 will require a pre-tax charge of $231 million in the first quarter of 2003. In addition, the effect of EITF Topic D-95 was eliminated beginning in February 2003 by the implementation of a new shareholder agreement with Westar Energy. The Company will be required to calculate earnings under Topic D-95 only for the first month of 2003. The remaining 11 months will be calculated under the traditional dilutive earnings calculation method.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

99.1 Press release issued by ONEOK, Inc. dated February 27, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: February 28, 2003	By:	/s/ Jim Kneale
Jim Kneale Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

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